Exhibit 99.1

Media Contact: Jessica Stejskal | SVP Marketing Jessica.stejskal@bwbmn.com | 952.893.6860	Investor Contact: Justin Horstman | Director of Investor Relations Justin.Horstman@bwbmn.com | 952.542.5169

October 25, 2023

Bridgewater Bancshares, Inc. Announces Third Quarter 2023 Net Income
 of $9.6 Million, $0.30 Diluted Earnings Per Common Share

Third Quarter 2023 Highlights

●	Annualized return on average assets (ROA) of 0.85%, compared to 0.88% for the second quarter of 2023.

●	Annualized return on average shareholders’ equity (ROE) of 9.23%, compared to 9.69% for the second quarter of 2023, and annualized return on average tangible common equity (ROATCE)(1) of 9.92%, compared to 10.48% for the second quarter of 2023.

●	Deposits increased by $97.6 million, or 10.8% annualized, from the second quarter of 2023, including an increase of core deposits(2) of $69.9 million, or 11.0% annualized.

●	Core deposit growth exceeded loan growth for the second consecutive quarter as gross loans declined slightly by $13.9 million from the second quarter of 2023, lowering the loan-to-deposit ratio to 101.3%.

●	Net interest margin (on a fully tax-equivalent basis) of 2.32%, compared to 2.40% in the second quarter of 2023.

●	Efficiency ratio(1) of 56.5%, compared to 52.7% for the second quarter of 2023.

●	No provision for credit losses on loans was recorded in the third quarter of 2023. The allowance for credit losses on loans to total loans was 1.36% at both September 30, 2023 and June 30, 2023.

●	Annualized net loan charge-offs as a percentage of average loans of 0.01% for the third quarter of 2023, compared to 0.00% for the second quarter of 2023.

●	Nonperforming assets to total assets of 0.02% at September 30, 2023 and June 30, 2023.

●	Tangible book value per share(1) of $12.37 at September 30, 2023, an increase of $0.23, or 7.4% annualized, compared to $12.15 at June 30, 2023.

(1)	Represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.
(2)	Core deposits are defined as total deposits less brokered deposits and certificates of deposit greater than $250,000.

St. Louis Park, MN – Bridgewater Bancshares, Inc. (Nasdaq: BWB) (the Company), the parent company of Bridgewater Bank (the Bank), today announced net income of $9.6 million for the third quarter of 2023, compared to $9.8 million for the second quarter of 2023, and $14.5 million for the third quarter of 2022. Earnings per diluted common share were $0.30 for the third quarter of 2023, compared to $0.31 for the second quarter of 2023, and $0.47 per diluted common share for the same period in 2022.

“Throughout the third quarter, Bridgewater saw the continuation of several encouraging trends, including signs of net interest margin stabilization, enhanced balance sheet composition, and superb asset quality,” said Chairman, Chief Executive Officer, and President, Jerry Baack. “A second consecutive quarter of strong core deposit growth and reduced borrowings aided our net interest margin. In addition, we are being very thoughtful in how we position the balance sheet for longer term success as this unique banking environment continues to evolve.

“The quality of our loan portfolio was evident again during the quarter due to our consistent underwriting standards, active credit oversight, and experienced lending and credit teams. We also remained focused on our ongoing client engagement efforts, investments in our people, and creating efficiencies across the organization, all with an eye toward continuing our track record of consistent tangible book value growth, which has increased each of the past 27 quarters.”

Key Financial Measures

	As of and for the Three Months Ended			As of and for the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Per Common Share Data
Basic Earnings Per Share	$0.31	$0.32	$0.49	$1.01	$1.32
Diluted Earnings Per Share	0.30	0.31	0.47	0.99	1.27
Book Value Per Share	12.47	12.25	11.44	12.47	11.44
Tangible Book Value Per Share (1)	12.37	12.15	11.33	12.37	11.33

Financial Ratios
Return on Average Assets (2)	0.85%	0.88%	1.46%	0.93%	1.42%
Pre-Provision Net Revenue Return on Average Assets (1)(2)	1.01	1.16	2.15	1.22	2.15
Return on Average Shareholders' Equity (2)	9.23	9.69	14.99	10.19	13.85
Return on Average Tangible Common Equity (1)(2)	9.92	10.48	17.03	11.07	15.63
Net Interest Margin (3)	2.32	2.40	3.53	2.47	3.57
Core Net Interest Margin (1)(3)	2.24	2.31	3.38	2.39	3.35
Cost of Total Deposits	2.99	2.66	0.73	2.57	0.55
Cost of Funds	3.10	2.91	0.93	2.81	0.73
Efficiency Ratio (1)	56.5	52.7	39.8	51.6	40.7
Noninterest Expense to Average Assets (2)	1.35	1.29	1.42	1.32	1.48
Tangible Common Equity to Tangible Assets (1)	7.61	7.39	7.57	7.61	7.57
Common Equity Tier 1 Risk-based Capital Ratio (Consolidated) (4)	9.07	8.72	8.47	9.07	8.47

Balance Sheet and Asset Quality (dollars in thousands)
Total Assets	$4,557,070	$4,603,185	$4,128,987	$4,557,070	$4,128,987
Total Loans, Gross	3,722,271	3,736,211	3,380,082	3,722,271	3,380,082
Deposits	3,675,509	3,577,932	3,305,074	3,675,509	3,305,074
Loan to Deposit Ratio	101.3%	104.4%	102.3%	101.3%	102.3%
Net Loan Charge-Offs (Recoveries) to Average Loans (2)	0.01	0.00	(0.03)	0.00	(0.01)
Nonperforming Assets to Total Assets (5)	0.02	0.02	0.02	0.02	0.02
Allowance for Credit Losses to Total Loans	1.36	1.36	1.38	1.36	1.38

(1)	Represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.
(2)	Annualized.
(3)	Amounts calculated on a tax-equivalent basis using the statutory federal tax rate of 21%.
(4)	Preliminary data. Current period subject to change prior to filings with applicable regulatory agencies.
(5)	Nonperforming assets are defined as nonaccrual loans plus 90 days past due and still accruing plus foreclosed assets.

Income Statement

Net Interest Income and Net Interest Margin

Net interest margin (on a fully tax-equivalent basis) for the third quarter of 2023 was 2.32%, an eight basis point decline from 2.40% in the second quarter of 2023 and a 121 basis point decline from 3.53% in the third quarter of 2022. Core net interest margin (on a fully tax-equivalent basis), a non-GAAP financial measure which excludes the impact of loan fees and PPP balances, interest, and fees was 2.24% for the third quarter of 2023, a seven basis point decline from 2.31% in the second quarter of 2023, and a 114 basis point decline from 3.38% in the third quarter of 2022.

●	The linked-quarter decline in the margin was primarily due to higher funding costs, offset partially by higher earning asset yields.
●	The year-over-year decline in the margin was primarily due to higher funding costs and increased borrowings in the rising interest rate environment, offset partially by higher earning asset yields.

Net interest income was $25.4 million for the third quarter of 2023, a decrease of $451,000 from $25.9 million in the second quarter of 2023, and a decrease of $8.7 million from $34.1 million in the third quarter of 2022.

●	The linked-quarter decrease in net interest income was primarily due to higher rates paid on deposits in the rising interest rate environment.
●	The year-over-year decrease in net interest income was primarily due to higher rates paid on deposits and increased borrowings in the rising interest rate environment.
●	Average interest earning assets were $4.42 billion for the third quarter of 2023, an increase of $21.4 million, or 0.5%, from $4.40 billion for the second quarter of 2023, and an increase of $544.5 million, or 14.1%, from $3.87 billion for the third quarter of 2022. The linked-quarter increase in average interest earning assets was primarily due to an increase in cash. The year-over-year increase in average interest earning assets was primarily due to strong growth in the loan portfolio and purchases of investment securities.

Interest income was $56.8 million for the third quarter of 2023, an increase of $1.8 million from $55.0 million in the second quarter of 2023, and an increase of $14.5 million from $42.4 million in the third quarter of 2022.

●	The yield on interest earning assets (on a fully tax-equivalent basis) was 5.14% in the third quarter of 2023, compared to 5.06% in the second quarter of 2023 and 4.37% in the third quarter of 2022.
●	The linked-quarter increase in the yield on interest earning assets was primarily due to the increase in market interest rates resulting in new loan originations and loans repricing at yields accretive to the existing portfolio.
●	The year-over-year increase in the yield on interest earning assets was primarily due to growth and repricing of the loan and securities portfolios in the rising interest rate environment.
●	Loan interest income and loan fees remain the primary contributing factors to the changes in the yield on interest earning assets. The aggregate loan yield, excluding PPP loans, increased to 5.26% in the third quarter of 2023, which was seven basis points higher than 5.19% in the second quarter of 2023, and 67 basis points higher than 4.59% in the third quarter of 2022.
●	While loan fees have historically maintained a relatively stable contribution to the aggregate loan yield, the recent periods saw fewer loan prepayments, which historically has accelerated the recognition of loan fees. Despite the overall decrease in fee recognition, the Company is encouraged that the core loan yield continues to rise as new loan originations and the existing portfolio reprice in the higher rate environment.

A summary of interest and fees recognized on loans, excluding PPP loans, for the periods indicated is as follows:

	Three Months Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Interest	5.16%	5.09%	4.95%	4.74%	4.42%
Fees	0.10	0.10	0.11	0.12	0.17
Yield on Loans, Excluding PPP Loans	5.26%	5.19%	5.06%	4.86%	4.59%

Interest expense was $31.4 million for the third quarter of 2023, an increase of $2.3 million from $29.1 million in the second quarter of 2023, and an increase of $23.1 million from $8.3 million in the third quarter of 2022.

●	The cost of interest bearing liabilities increased 22 basis points on a linked-quarter basis from 3.59% in the second quarter of 2023 to 3.81% in the third quarter of 2023, primarily due to higher rates paid on deposits in the rising interest rate environment.
●	On a year-over-year basis, the cost of interest bearing liabilities increased 251 basis points from 1.30% in the third quarter of 2022 to 3.81% in the third quarter of 2023, primarily due to the rapid increase in market interest rates that occurred between the periods, which impacted all funding sources.

Interest expense on deposits was $27.2 million for the third quarter of 2023, an increase of $4.2 million from $23.0 million in the second quarter of 2023, and an increase of $21.2 million from $6.0 million in the third quarter of 2022.

●	The cost of total deposits increased 33 basis points on a linked-quarter basis from 2.66% in the second quarter of 2023, to 2.99% in the third quarter of 2023, primarily due to the rising interest rate environment and increased competition from other market alternatives.
●	On a year-over-year basis, the cost of total deposits increased 226 basis points from 0.73% in the third quarter of 2022, to 2.99% in the third quarter of 2023, primarily due to upward repricing of the deposit portfolio in the higher interest rate environment.

Provision for Credit Losses

The provision for credit losses on loans was zero for the third quarter of 2023, compared to $550,000 for the second quarter of 2023 and $1.5 million for the third quarter of 2022.

●	No provision for credit losses on loans was recorded in the third quarter of 2023 due to a more managed pace of loan growth.
●	The allowance for credit losses on loans to total loans was 1.36% at September 30, 2023, compared to 1.36% at June 30, 2023, and 1.38% at September 30, 2022.

The provision for credit losses for off-balance sheet credit exposures was a negative provision of $600,000 for the third quarter of 2023, compared to a negative $500,000 for the second quarter of 2023 and zero for the third quarter of 2022.

●	The negative provision during the quarter was due to a reduction in outstanding unfunded commitments primarily attributable to the migration to funded loans, as well as a moderation in volume of newly originated projects with unfunded commitments.

Noninterest Income

Noninterest income was $1.7 million for the third quarter of 2023, an increase of $311,000 from $1.4 million for the second quarter of 2023 and an increase of $339,000 from $1.4 million for the third quarter of 2022.

●	The linked-quarter increase was primarily due to $0.5 million of FHLB prepayment income, offset partially by lower other income.
●	The year-over-year increase was primarily due to $0.5 million of FHLB prepayment income, offset partially by decreased letter of credit fees and other income.

Noninterest Expense

Noninterest expense was $15.4 million for the third quarter of 2023, an increase of $962,000 from $14.4 million for the second quarter of 2023 and an increase of $1.2 million from $14.2 million for the third quarter of 2022. It is worth noting, on a year-to-date basis through the third quarter, noninterest expense increased $2.5 million, or 6.0%, compared to year-to-date in 2022.

●	The linked-quarter increase was primarily due to increases in salaries and employee benefits and industry-wide increases in the FDIC insurance assessment, offset partially by a decrease in professional and consulting fees.
●	The year-over-year increase was primarily attributable to increases in the FDIC insurance assessment and derivative collateral fees, offset partially by decreases in marketing and advertising.
●	The efficiency ratio, a non-GAAP financial measure, was 56.5% for the third quarter of 2023, compared to 52.7% for the second quarter of 2023, and 39.8% for the third quarter of 2022.
●	The Company had 255 full-time equivalent employees at September 30, 2023, compared to 253 employees at June 30, 2023, and

246 employees at September 30, 2022.

Income Taxes

The effective combined federal and state income tax rate for the third quarter of 2023 was 22.3%, a decrease from 23.6% for the second quarter of 2023 and 26.8% for the third quarter of 2022. The effective combined federal and state rate for the nine months ended September 30, 2023 and 2022 was 24.1% and 26.3%, respectively.

Balance Sheet

Loans

(dollars in thousands)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Commercial	$459,063	$459,184	$454,193	$435,344	$412,448
Paycheck Protection Program	791	877	963	1,049	1,192
Construction and Land Development	294,818	351,069	312,277	295,554	280,380
1 - 4 Family Construction	64,463	69,648	85,797	70,242	55,177
Real Estate Mortgage:
1 - 4 Family Mortgage	404,716	400,708	380,210	355,474	341,102
Multifamily	1,378,669	1,314,524	1,320,081	1,306,738	1,230,509
CRE Owner Occupied	159,485	159,088	158,650	149,905	151,088
CRE Nonowner Occupied	951,263	971,532	962,671	947,008	900,691
Total Real Estate Mortgage Loans	2,894,133	2,845,852	2,821,612	2,759,125	2,623,390
Consumer and Other	9,003	9,581	9,518	8,132	7,495
Total Loans, Gross	3,722,271	3,736,211	3,684,360	3,569,446	3,380,082
Allowance for Loan Losses	(50,585)	(50,701)	(50,148)	(47,996)	(46,491)
Net Deferred Loan Fees	(7,222)	(7,718)	(8,735)	(9,293)	(9,088)
Total Loans, Net	$3,664,464	$3,677,792	$3,625,477	$3,512,157	$3,324,503

Total gross loans at September 30, 2023 were $3.72 billion, a slight decrease of $13.9 million, or 1.5% annualized, over total gross loans of $3.74 billion at June 30, 2023, and an increase of $342.2 million, or 10.1%, over total gross loans of $3.38 billion at September 30, 2022.

●	The decrease in the loan portfolio during the third quarter of 2023 was primarily due to moderating loan originations and elevated payoffs and paydowns.

Deposits

(dollars in thousands)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Noninterest Bearing Transaction Deposits	$754,297	$751,217	$742,198	$884,272	$961,084
Interest Bearing Transaction Deposits	780,863	719,488	630,037	451,992	510,396
Savings and Money Market Deposits	872,534	860,613	913,013	1,031,873	1,077,333
Time Deposits	265,737	271,783	266,213	272,253	293,052
Brokered Deposits	1,002,078	974,831	859,662	776,153	463,209
Total Deposits	$3,675,509	$3,577,932	$3,411,123	$3,416,543	$3,305,074

Total deposits at September 30, 2023 were $3.68 billion, an increase of $97.6 million, or 10.8% annualized, over total deposits of $3.58 billion at June 30, 2023, and an increase of $370.4 million, or 11.2%, over total deposits of $3.31 billion at September 30, 2022.

●	Core deposits, defined as total deposits excluding brokered deposits and time deposits greater than $250,000, increased $69.9 million, or 11.0% annualized, from the second quarter 2023.
●	Brokered deposits continue to be used as a supplemental funding source, as needed.
●	Uninsured deposits were 22% of total deposits as of September 30, 2023 and June 30, 2023.

Liquidity

Total on- and off-balance sheet liquidity was $2.18 billion as of September 30, 2023, compared to $1.96 billion at June 30, 2023 and $1.41 billion at September 30, 2022. The Company did not utilize the Bank Term Funding Program (BTFP) or Federal Reserve Discount Window during the third quarter of 2023.

Primary Liquidity—On-Balance Sheet	September 30, 2023	June 30. 2023	March 31, 2023	December 31, 2022	September 30, 2022
(dollars in thousands)
Cash and Cash Equivalents	$77,617	$138,618	$177,116	$48,090	$36,332
Securities Available for Sale	553,076	538,220	559,430	548,613	542,007
Less: Pledged Securities	(164,277)	(236,206)	(234,452)	—	—
Total Primary Liquidity	$466,416	$440,632	$502,094	$596,703	$578,339
Ratio of Primary Liquidity to Total Deposits	12.7%	12.3%	14.7%	17.5%	17.5%

Secondary Liquidity—Off-Balance Sheet Borrowing Capacity
Net Secured Borrowing Capacity with the FHLB	$516,501	$400,792	$246,795	$390,898	$426,604
Net Secured Borrowing Capacity with the Federal Reserve Bank	1,022,128	986,644	990,685	157,827	156,534
Unsecured Borrowing Capacity with Correspondent Lenders	150,000	108,000	158,000	208,000	208,000
Secured Borrowing Capacity with Correspondent Lender	26,250	26,250	26,250	26,250	40,000
Total Secondary Liquidity	$1,714,879	$1,521,686	$1,421,730	$782,975	$831,138
Total Primary and Secondary Liquidity	$2,181,295	$1,962,318	$1,923,824	$1,379,678	$1,409,477
Ratio of Primary and Secondary Liquidity to Total Deposits	59.3%	54.8%	56.4%	40.4%	42.6%

Asset Quality

Overall asset quality remained superb due to the Company’s measured risk selection, consistent underwriting standards, active credit oversight, and experienced lending and credit teams.

●	Annualized net charge-offs (recoveries) as a percentage of average loans were 0.01% for the third quarter of 2023, compared to 0.00% for the second quarter of 2023, and (0.03)% for the third quarter of 2022.
●	At September 30, 2023, the Company’s nonperforming assets, which include nonaccrual loans, loans past due 90 days and still accruing, and foreclosed assets, were $749,000, or 0.02% of total assets, as compared to $778,000, or 0.02% of total assets at June 30, 2023, and $663,000, or 0.02% of total assets at September 30, 2022.
●	Loans with potential weaknesses that warrant a watchlist risk rating at September 30, 2023 totaled $26.9 million, compared to $27.2 million at June 30, 2023, and $22.8 million at September 30, 2022.
●	Loans that warranted a substandard risk rating at September 30, 2023 totaled $35.6 million, compared to $33.8 million at June 30, 2023, and $30.8 million at September 30, 2022. Increased uncertainty in the economic environment may result in future watchlist or adverse classifications in the loan portfolio.

Capital

Total shareholders’ equity at September 30, 2023 was $416.0 million, an increase of $6.8 million, or 1.7%, compared to total shareholders’ equity of $409.1 million at June 30, 2023, and an increase of $34.0 million, or 8.9%, over total shareholders’ equity of $382.0 million at September 30, 2022.

●	The linked-quarter increase was due to net income retained and unrealized gains in the derivatives portfolio, offset partially by an increase in unrealized losses in the securities portfolio and preferred stock dividends.
●	The year-over-year increase was due to net income retained and unrealized gains in the derivatives portfolio, offset partially by an increase in unrealized losses in the securities portfolio, the adoption of the Current Expected Credit Losses (CECL) accounting methodology and preferred stock dividends.
●	The common equity Tier 1 risk-based capital ratio was 9.07% at September 30, 2023, compared to 8.72% at June 30, 2023 and 8.47% at September 30, 2022.
●	Tangible common equity as a percentage of tangible assets, a non-GAAP financial measure, was 7.61% at September 30, 2023, compared to 7.39% at June 30, 2023, and 7.57% at September 30, 2022.

Tangible book value per share, a non-GAAP financial measure, was $12.37 as of September 30, 2023, an increase of 1.9% from $12.15 as of June 30, 2023, and an increase of 9.2% from $11.33 as of September 30, 2022.

●	The linked-quarter and year-over-year increases occurred despite the market value depreciation of the securities portfolio driven by the rising interest rate environment.

The Company did not purchase any shares of its common stock during the third quarter of 2023.

●	The Company has $25.0 million remaining under its current share repurchase authorization.

Today, the Company also announced that its Board of Directors has declared a quarterly cash dividend on its 5.875% Non-Cumulative Perpetual Preferred Stock, Series A (Series A Preferred Stock). The quarterly cash dividend of $36.72 per share, equivalent to $0.3672 per depositary share, each representing a 1/100th interest in a share of the Series A Preferred Stock (Nasdaq: BWBBP), is payable on December 1, 2023 to shareholders of record of the Series A Preferred Stock at the close of business on November 15, 2023.

Conference Call and Webcast

The Company will host a conference call to discuss its third quarter 2023 financial results on Thursday, October 26, 2023 at 8:00 a.m. Central Time. The conference call can be accessed by dialing 844-481-2913 and requesting to join the Bridgewater Bancshares earnings call. To listen to a replay of the conference call via phone, please dial 877-344-7529 and enter access code 1859973. The replay will be available through November 2, 2023. The conference call will also be available via a live webcast on the Investor Relations section of the Company’s website, investors.bridgewaterbankmn.com, and archived for replay.

About the Company

Bridgewater Bancshares, Inc. (Nasdaq: BWB) is a St. Louis Park, Minnesota-based financial holding company. Bridgewater's banking subsidiary, Bridgewater Bank, is a premier, full-service Twin Cities bank dedicated to serving the diverse needs of commercial real estate investors, entrepreneurs, business clients and successful individuals. By pairing a range of deposit, lending, and business services solutions with a responsive service model, Bridgewater has seen continuous growth and profitability. With total assets of $4.6 billion and seven branches as of September 30, 2023, Bridgewater is considered one of the largest locally led banks in the State of Minnesota, and has received numerous awards for its growth, banking services, and esteemed corporate culture.

Use of Non-GAAP financial measures

In addition to the results presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company routinely supplements its evaluation with an analysis of certain non-GAAP financial measures. The Company believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors to help them understand the Company’s operating performance and trends, and to facilitate comparisons with the performance of peers. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of non-GAAP disclosures used in this earnings release to the comparable GAAP measures are provided in the accompanying tables.

Forward-Looking Statements

This earnings release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: interest rate risk, including the effects of recent and potential additional rate increases by the Federal Reserve; fluctuations in the values of the securities held in our securities portfolio, including as the result of changes in interest rates; business and economic conditions generally and in the financial services industry, nationally and within our market area, including rising rates of inflation and possible recession; the effects of recent developments and events in the financial services industry, including the large-scale deposit withdrawals over a short period of time at Silicon Valley Bank, Signature Bank and First Republic Bank that resulted in the failure of those institutions; loan concentrations in our portfolio; the overall health of the local and national real estate market; our ability to successfully manage credit risk; our ability to maintain an adequate level of allowance for loan losses; new or revised accounting standards, including as a result of the implementation of the Current Expected Credit Loss standard; the concentration of large loans to certain borrowers; the concentration of large deposits from certain clients, who have balances above current FDIC insurance limits; our ability to successfully manage liquidity risk, which may increase our dependence on non-core funding sources such as brokered deposits, and negatively impact our cost of funds; our ability to raise additional capital to implement our business plan; our ability to implement our growth strategy and manage costs effectively; the composition of our senior leadership team and our ability to attract and retain key personnel; talent and labor shortages and high rates of employee turnover; the occurrence of fraudulent activity, breaches or failures of our information security controls or cybersecurity-related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools; interruptions involving our information technology and telecommunications systems or third-party servicers; competition in the financial services industry, including from nonbank competitors such as credit unions and “fintech” companies; the effectiveness of our risk management framework; the commencement and outcome of litigation and other legal proceedings and regulatory actions against us; the impact of recent and future legislative and regulatory changes, including in response to the recent failures of Silicon Valley Bank, Signature Bank and First Republic Bank; risks related to climate change and the negative impact it may have on our customers and their businesses; the imposition of other governmental policies impacting the value of products produced by our commercial borrowers; severe weather, natural disasters, wide spread disease or pandemics (including the COVID-19 pandemic), acts of war or terrorism or other adverse external events, including the Israeli-Palestinian conflict and the Russian invasion of Ukraine; potential impairment to the goodwill the Company recorded in connection with our past acquisition; changes to U.S. or state tax laws, regulations and guidance, including the new 1% excise tax on stock buybacks by publicly traded companies; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Bridgewater Bancshares, Inc. and Subsidiaries
Financial Highlights

(dollars in thousands, except share data)

	As of and for the Three Months Ended
	September 30,	June 30,	March 31,	December 31	September 30,
(dollars in thousands)	2023	2023	2023	2022	2022
Income Statement
Net Interest Income	$25,421	$25,872	$28,567	$32,893	$34,095
Provision for (Recovery of) Credit Losses	(600)	50	625	1,500	1,500
Noninterest Income	1,726	1,415	1,943	1,738	1,387
Noninterest Expense	15,350	14,388	14,183	15,203	14,157
Net Income	9,629	9,816	11,642	13,735	14,513
Net Income Available to Common Shareholders	8,616	8,802	10,629	12,721	13,500

Per Common Share Data
Basic Earnings Per Share	$0.31	$0.32	$0.38	$0.46	$0.49
Diluted Earnings Per Share	0.30	0.31	0.37	0.45	0.47
Book Value Per Share	12.47	12.25	12.05	11.80	11.44
Tangible Book Value Per Share (1)	12.37	12.15	11.95	11.69	11.33
Basic Weighted Average Shares Outstanding	27,943,409	27,886,425	27,726,894	27,558,983	27,520,117
Diluted Weighted Average Shares Outstanding	28,311,778	28,198,739	28,490,046	28,527,306	28,592,854
Shares Outstanding at Period End	28,015,505	27,973,995	27,845,244	27,751,950	27,587,978

Financial Ratios
Return on Average Assets (2)	0.85%	0.88%	1.07%	1.28%	1.46%
Pre-Provision Net Revenue Return on Average Assets (1)(2)	1.01	1.16	1.49	1.82	2.15
Return on Average Shareholders' Equity (2)	9.23	9.69	11.70	14.06	14.99
Return on Average Tangible Common Equity (1)(2)	9.92	10.48	12.90	15.86	17.03
Net Interest Margin (3)	2.32	2.40	2.72	3.16	3.53
Core Net Interest Margin (1)(3)	2.24	2.31	2.62	3.05	3.38
Cost of Total Deposits	2.99	2.66	2.01	1.31	0.73
Cost of Funds	3.10	2.91	2.41	1.67	0.93
Efficiency Ratio (1)	56.5	52.7	46.2	43.8	39.8
Noninterest Expense to Average Assets (2)	1.35	1.29	1.31	1.42	1.42

Balance Sheet
Total Assets	$4,557,070	$4,603,185	$4,602,899	$4,345,662	$4,128,987
Total Loans, Gross	3,722,271	3,736,211	3,684,360	3,569,446	3,380,082
Deposits	3,675,509	3,577,932	3,411,123	3,416,543	3,305,074
Total Shareholders' Equity	415,960	409,126	402,006	394,064	382,007
Loan to Deposit Ratio	101.3%	104.4%	108.0%	104.5%	102.3%
Core Deposits to Total Deposits (4)	70.3	70.3	72.4	74.6	83.0
Uninsured Deposits to Total Deposits	22.2	22.1	24.0	38.5	42.5

Asset Quality
Net Loan Charge-Offs (Recoveries) to Average Loans (2)	0.01%	0.00%	0.00%	0.00%	(0.03)%
Nonperforming Assets to Total Assets (5)	0.02	0.02	0.02	0.01	0.02
Allowance for Credit Losses to Total Loans	1.36	1.36	1.36	1.34	1.38

Capital Ratios (Consolidated) (6)
Tier 1 Leverage Ratio	9.62%	9.47%	9.41%	9.55%	9.98%
Common Equity Tier 1 Risk-based Capital Ratio	9.07	8.72	8.48	8.40	8.47
Tier 1 Risk-based Capital Ratio	10.69	10.33	10.08	10.03	10.19
Total Risk-based Capital Ratio	13.88	13.50	13.25	13.15	13.78
Tangible Common Equity to Tangible Assets (1)	7.61	7.39	7.23	7.48	7.57

(1)	Represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.
(2)	Annualized.
(3)	Amounts calculated on a tax-equivalent basis using the statutory federal tax rate of 21%.

(4)	Core deposits are defined as total deposits less brokered deposits and certificates of deposit greater than $250,000.
(5)	Nonperforming assets are defined as nonaccrual loans plus 90 days past due and still accruing plus foreclosed assets.
(6)	Preliminary data. Current period subject to change prior to filings with applicable regulatory agencies.

Bridgewater Bancshares, Inc. and Subsidiaries

Consolidated Balance Sheets

(dollars in thousands, except share data)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
Assets
Cash and Cash Equivalents	$124,358	$177,101	$209,192	$87,043	$75,496
Bank-Owned Certificates of Deposit	1,225	1,225	1,225	1,181	1,182
Securities Available for Sale, at Fair Value	553,076	538,220	559,430	548,613	542,007
Loans, Net of Allowance for Credit Losses	3,664,464	3,677,792	3,625,477	3,512,157	3,324,503
Federal Home Loan Bank (FHLB) Stock, at Cost	17,056	21,557	28,632	19,606	15,603
Premises and Equipment, Net	49,331	49,710	47,801	48,445	48,941
Foreclosed Assets	—	116	116	—	—
Accrued Interest	15,182	13,822	13,377	13,479	11,198
Goodwill	2,626	2,626	2,626	2,626	2,626
Other Intangible Assets, Net	197	206	240	288	336
Bank-Owned Life Insurance	34,209	33,958	33,719	33,485	33,248
Other Assets	95,346	86,852	81,064	78,739	73,847
Total Assets	$4,557,070	$4,603,185	$4,602,899	$4,345,662	$4,128,987

Liabilities and Equity
Liabilities
Deposits:
Noninterest Bearing	$754,297	$751,217	$742,198	$884,272	$961,084
Interest Bearing	2,921,212	2,826,715	2,668,925	2,532,271	2,343,990
Total Deposits	3,675,509	3,577,932	3,411,123	3,416,543	3,305,074
Federal Funds Purchased	—	195,000	437,000	287,000	212,000
Notes Payable	13,750	13,750	13,750	13,750	—
FHLB Advances	294,500	262,000	197,000	97,000	71,500
Subordinated Debentures, Net of Issuance Costs	79,192	79,096	79,001	78,905	92,559
Accrued Interest Payable	3,816	2,974	3,257	2,831	2,214
Other Liabilities	74,343	63,307	59,762	55,569	63,633
Total Liabilities	4,141,110	4,194,059	4,200,893	3,951,598	3,746,980

SHAREHOLDERS' EQUITY
Preferred Stock- $0.01 par value; Authorized 10,000,000
Preferred Stock - Issued and Outstanding 27,600 Series A shares ($2,500 liquidation preference) at September 30, 2023 (unaudited), June 30, 2023 (unaudited), March 31, 2023 (unaudited), December 31, 2022, and September 30, 2022 (unaudited)	66,514	66,514	66,514	66,514	66,514
Common Stock- $0.01 par value; Authorized 75,000,000
Common Stock - Issued and Outstanding 28,015,505 at September 30, 2023 (unaudited), 27,973,995 at June 30, 2023 (unaudited), 27,845,244 at March 31, 2023 (unaudited), 27,751,950 at December 31, 2022 and 27,587,978 at September 30, 2022 (unaudited)	280	280	278	278	276
Additional Paid-In Capital	100,120	99,044	97,716	96,529	95,973
Retained Earnings	272,812	264,196	255,394	248,685	235,964
Accumulated Other Comprehensive Loss	(23,766)	(20,908)	(17,896)	(17,942)	(16,720)
Total Shareholders' Equity	415,960	409,126	402,006	394,064	382,007
Total Liabilities and Equity	$4,557,070	$4,603,185	$4,602,899	$4,345,662	$4,128,987

Bridgewater Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income

(dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(dollars in thousands)	2023	2023	2023	2022	2022	2023	2022
Interest Income
Loans, Including Fees	$48,999	$47,721	$44,955	$42,488	$37,666	$141,675	$103,768
Investment Securities	6,507	6,237	6,218	5,843	4,372	18,962	10,567
Other	1,303	1,043	819	529	321	3,165	500
Total Interest Income	56,809	55,001	51,992	48,860	42,359	163,802	114,835

Interest Expense
Deposits	27,225	22,998	16,374	10,781	5,984	66,597	12,598
Notes Payable	296	285	263	202	—	844	—
FHLB Advances	2,316	2,092	861	575	329	5,269	646
Subordinated Debentures	1,003	993	983	1,030	1,242	2,979	3,658
Federal Funds Purchased	548	2,761	4,944	3,379	709	8,253	1,128
Total Interest Expense	31,388	29,129	23,425	15,967	8,264	83,942	18,030

Net Interest Income	25,421	25,872	28,567	32,893	34,095	79,860	96,805
Provision for (Recovery of) Credit Losses	(600)	50	625	1,500	1,500	75	6,200

Net Interest Income After Provision for Credit Losses	26,021	25,822	27,942	31,393	32,595	79,785	90,605

Noninterest Income
Customer Service Fees	379	368	349	344	313	1,096	892
Net Gain (Loss) on Sales of Securities	—	50	(56)	30	—	(6)	52
Letter of Credit Fees	315	379	634	358	428	1,328	1,234
Debit Card Interchange Fees	150	155	138	148	153	443	438
Swap Fees	—	—	—	—	—	—	557
Bank-Owned Life Insurance	252	238	234	238	227	724	524
FHLB Prepayment Income	493	—	299	—	—	792	—
Other Income	137	225	345	620	266	707	897
Total Noninterest Income	1,726	1,415	1,943	1,738	1,387	5,084	4,594

Noninterest Expense
Salaries and Employee Benefits	9,519	8,589	8,815	9,821	9,449	26,923	27,120
Occupancy and Equipment	1,101	1,075	1,209	1,177	1,086	3,385	3,213
FDIC Insurance Assessment	1,075	900	665	360	315	2,640	1,005
Data Processing	392	401	357	371	372	1,150	1,025
Professional and Consulting Fees	715	829	755	635	594	2,299	2,030
Derivative Collateral Fees	543	404	380	535	122	1,327	151
Information Technology and Telecommunications	683	711	683	673	650	2,077	1,822
Marketing and Advertising	222	321	262	403	479	805	1,629
Intangible Asset Amortization	9	34	48	48	48	91	143
Amortization of Tax Credit Investments	113	114	114	114	114	341	294
Other Expense	978	1,010	895	1,066	928	2,883	2,985
Total Noninterest Expense	15,350	14,388	14,183	15,203	14,157	43,921	41,417

Income Before Income Taxes	12,397	12,849	15,702	17,928	19,825	40,948	53,782
Provision for Income Taxes	2,768	3,033	4,060	4,193	5,312	9,861	14,125
Net Income	9,629	9,816	11,642	13,735	14,513	31,087	39,657
Preferred Stock Dividends	(1,013)	(1,014)	(1,013)	(1,014)	(1,013)	(3,040)	(3,040)
Net Income Available to Common Shareholders	$8,616	$8,802	$10,629	$12,721	$13,500	$28,047	$36,617

Earnings Per Share
Basic	$0.31	$0.32	$0.38	$0.46	$0.49	$1.01	$1.32
Diluted	0.30	0.31	0.37	0.45	0.47	0.99	1.27

Bridgewater Bancshares, Inc. and Subsidiaries
Analysis of Average Balances, Yields and Rates

(dollars in thousands, except per share data)

(Unaudited)

	For the Three Months Ended
	September 30, 2023			June 30, 2023			September 30, 2022
	Average	Interest	Yield/	Average	Interest	Yield/	Average	Interest	Yield/
(dollars in thousands)	Balance	& Fees	Rate	Balance	& Fees	Rate	Balance	& Fees	Rate
Interest Earning Assets:
Cash Investments	$81,038	$903	4.42%	$59,963	$587	3.93%	$57,613	$165	1.13%
Investment Securities:
Taxable Investment Securities	565,008	6,234	4.38	568,143	6,000	4.24	461,255	3,741	3.22
Tax-Exempt Investment Securities (1)	29,955	346	4.58	27,081	300	4.44	75,801	799	4.18
Total Investment Securities	594,963	6,580	4.39	595,224	6,300	4.24	537,056	4,540	3.35
Paycheck Protection Program Loans (2)	828	2	1.00	913	2	1.00	2,424	96	15.75
Loans (1)(2)	3,721,766	49,324	5.26	3,715,621	48,064	5.19	3,263,390	37,724	4.59
Total Loans	3,722,594	49,326	5.26	3,716,534	48,066	5.19	3,265,814	37,820	4.59
Federal Home Loan Bank Stock	17,829	400	8.89	23,330	456	7.84	11,413	156	5.42
Total Interest Earning Assets	4,416,424	57,209	5.14%	4,395,051	55,409	5.06%	3,871,896	42,681	4.37%
Noninterest Earning Assets	88,513			88,611			76,305
Total Assets	$4,504,937			$4,483,662			$3,948,201
Interest Bearing Liabilities:
Deposits:
Interest Bearing Transaction Deposits	$730,244	$7,136	3.88%	$683,034	$5,918	3.48%	$517,658	$1,032	0.79%
Savings and Money Market Deposits	874,612	8,089	3.67	861,947	7,048	3.28	999,932	2,494	0.99
Time Deposits	266,635	1,962	2.92	269,439	1,702	2.53	288,621	847	1.16
Brokered Deposits	985,276	10,038	4.04	896,989	8,330	3.72	447,034	1,612	1.43
Total Interest Bearing Deposits	2,856,767	27,225	3.78	2,711,409	22,998	3.40	2,253,245	5,985	1.05
Federal Funds Purchased	39,641	548	5.48	210,677	2,761	5.26	106,826	709	2.63
Notes Payable	13,750	296	8.58	13,750	285	8.33	—	—	—
FHLB Advances	275,261	2,316	3.34	242,714	2,092	3.46	72,343	328	1.80
Subordinated Debentures	79,137	1,003	5.03	79,041	993	5.04	92,503	1,242	5.33
Total Interest Bearing Liabilities	3,264,556	31,388	3.81%	3,257,591	29,129	3.59%	2,524,917	8,264	1.30%
Noninterest Bearing Liabilities:
Noninterest Bearing Transaction Deposits	754,567			755,040			991,545
Other Noninterest Bearing Liabilities	71,767			64,684			47,719
Total Noninterest Bearing Liabilities	826,334			819,724			1,039,264
Shareholders' Equity	414,047			406,347			384,020
Total Liabilities and Shareholders' Equity	$4,504,937			$4,483,662			$3,948,201
Net Interest Income / Interest Rate Spread		25,821	1.33%		26,280	1.47%		34,417	3.07%
Net Interest Margin (3)			2.32%			2.40%			3.53%
Taxable Equivalent Adjustment:
Tax-Exempt Investment Securities and Loans		(400)			(408)			(322)
Net Interest Income		$25,421			$25,872			$34,095

(1)	Interest income and average rates for tax-exempt investment securities and loans are presented on a tax-equivalent basis, assuming a statutory federal income tax rate of 21%.
(2)	Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(3)	Net interest margin includes the tax equivalent adjustment and represents the annualized results of: (i) the difference between interest income on interest earning assets and the interest expense on interest bearing liabilities, divided by (ii) average interest earning assets for the period.

Bridgewater Bancshares, Inc. and Subsidiaries
Analysis of Average Balances, Yields and Rates

(dollars in thousands, except per share data)

(Unaudited)

	For the Nine Months Ended
	September 30, 2023			September 30, 2022
	Average	Interest	Yield/	Average	Interest	Yield/
(dollars in thousands)	Balance	& Fees	Rate	Balance	& Fees	Rate
Interest Earning Assets:
Cash Investments	$68,150	$1,937	3.80%	$66,301	$231	0.47%
Investment Securities:
Taxable Investment Securities	569,097	18,192	4.27	417,462	8,692	2.78
Tax-Exempt Investment Securities (1)	28,947	975	4.50	73,900	2,373	4.29
Total Investment Securities	598,044	19,167	4.29	491,362	11,065	3.01
Paycheck Protection Program Loans (2)	913	7	1.00	9,575	922	12.88
Loans (1)(2)	3,689,283	142,652	5.17	3,082,924	103,204	4.48
Total Loans	3,690,196	142,659	5.17	3,092,499	104,126	4.50
Federal Home Loan Bank Stock	22,343	1,228	7.34	9,593	269	3.75
Total Interest Earning Assets	4,378,733	164,991	5.04%	3,659,755	115,691	4.23%
Noninterest Earning Assets	86,243			77,028
Total Assets	$4,464,976			$3,736,783
Interest Bearing Liabilities:
Deposits:
Interest Bearing Transaction Deposits	$625,531	$15,833	3.38%	$545,301	$2,322	0.57%
Savings and Money Market Deposits	926,494	21,636	3.12	934,408	4,597	0.66
Time Deposits	261,474	4,734	2.42	286,059	2,257	1.05
Brokered Deposits	876,130	24,394	3.72	419,352	3,422	1.09
Total Interest Bearing Deposits	2,689,629	66,597	3.31	2,185,120	12,598	0.77
Federal Funds Purchased	220,434	8,253	5.01	85,287	1,128	1.77
Notes Payable	13,750	844	8.21	—	—	—
FHLB Advances	215,938	5,269	3.26	54,227	646	1.59
Subordinated Debentures	79,042	2,979	5.04	92,396	3,658	5.29
Total Interest Bearing Liabilities	3,218,793	83,942	3.49%	2,417,030	18,030	1.00%
Noninterest Bearing Liabilities:
Noninterest Bearing Transaction Deposits	774,523			899,456
Other Noninterest Bearing Liabilities	63,646			37,463
Total Noninterest Bearing Liabilities	838,169			936,919
Shareholders' Equity	408,014			382,834
Total Liabilities and Shareholders' Equity	$4,464,976			$3,736,783
Net Interest Income / Interest Rate Spread		81,049	1.55%		97,661	3.23%
Net Interest Margin (3)			2.47%			3.57%
Taxable Equivalent Adjustment:
Tax-Exempt Investment Securities and Loans		(1,189)			(856)
Net Interest Income		$79,860			$96,805

(1)	Interest income and average rates for tax-exempt investment securities and loans are presented on a tax-equivalent basis, assuming a statutory federal income tax rate of 21%.
(2)	Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(3)	Net interest margin includes the tax equivalent adjustment and represents the annualized results of: (i) the difference between interest income on interest earning assets and the interest expense on interest bearing liabilities, divided by (ii) average interest earning assets for the period.

Bridgewater Bancshares, Inc. and Subsidiaries
Asset Quality Summary

(dollars in thousands) (unaudited)

	As of and for the Three Months Ended					As of and for the Nine Months Ended
	September 30,	June 30,	March 31,	December 31	September 30,	September 30,	September 30,
(dollars in thousands)	2023	2023	2023	2022	2022	2023	2022
Allowance for Credit Losses
Balance at Beginning of Period	$50,701	$50,148	$47,996	$46,491	$44,711	$47,996	$40,020
Impact of Adopting CECL	—	—	650	—	—	650	—
Provision for Credit Losses	—	550	1,500	1,500	1,500	2,050	6,200
Charge-offs	(122)	(3)	(4)	(3)	(5)	(129)	(34)
Recoveries	6	6	6	8	285	18	305
Net Charge-offs	$(116)	$3	$2	$5	$280	$(111)	$271
Balance at End of Period	50,585	50,701	50,148	47,996	46,491	50,585	46,491
Allowance for Credit Losses to Total Loans	1.36%	1.36%	1.36%	1.34%	1.38%	1.36%	1.38%

	As of and for the Three Months Ended					As of and for the Nine Months Ended
	September 30,	June 30,	March 31,	December 31	September 30,	September 30,	September 30,
(dollars in thousands)	2023	2023	2023	2022	2022	2023	2022
Provision for Credit Losses on Loans	$—	$550	$1,500	$1,500	$1,500	$2,050	$6,200
Provision for (Recovery of) Credit Losses for Off-Balance Sheet Credit Exposures	(600)	(500)	(875)	—	—	(1,975)	—
Provision for (Recovery of) Credit Losses	$(600)	$50	$625	$1,500	$1,500	$75	$6,200

	As of and for the Three Months Ended
	September 30,	June 30,	March 31,	December 31	September 30,
(dollars in thousands)	2023	2023	2023	2022	2022
Selected Asset Quality Data
Loans 30-89 Days Past Due	$11	$—	$21	$186	$38
Loans 30-89 Days Past Due to Total Loans	0.00%	0.00%	0.00%	0.01%	0.00%
Nonperforming Loans	$749	$662	$693	$639	$663
Nonperforming Loans to Total Loans	0.02%	0.02%	0.02%	0.02%	0.02%
Foreclosed Assets	$—	$116	$116	$—	$—
Nonaccrual Loans to Total Loans	0.02%	0.02%	0.02%	0.02%	0.02%
Nonaccrual Loans and Loans Past Due 90 Days and Still Accruing to Total Loans	0.02	0.02	0.02	0.02	0.02
Nonperforming Assets (1)	$749	$778	$809	$639	$663
Nonperforming Assets to Total Assets (1)	0.02%	0.02%	0.02%	0.01%	0.02%
Net Loan Charge-Offs (Recoveries) (Annualized) to Average Loans	0.01	0.00	0.00	0.00	(0.03)
Watchlist Risk Rating Loans	$26,877	$27,215	$27,574	$32,252	$22,759
Substandard Risk Rating Loans	35,621	33,821	36,258	28,049	30,767

Bridgewater Bancshares, Inc. and Subsidiaries
Non-GAAP Financial Measures

(dollars in thousands) (unaudited)

	For the Three Months Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(dollars in thousands)	2023	2023	2022	2022	2022	2023	2022

Pre-Provision Net Revenue
Noninterest Income	$1,726	$1,415	$1,943	$1,738	$1,387	$5,084	$4,594
Less: (Gain) Loss on Sales of Securities	—	(50)	56	(30)	—	6	(52)
Less: FHLB Advance Prepayment Income	(493)	—	(299)	—	—	(792)	—
Total Operating Noninterest Income	1,233	1,365	1,700	1,708	1,387	4,298	4,542
Plus: Net Interest Income	25,421	25,872	28,567	32,893	34,095	79,860	96,805
Net Operating Revenue	$26,654	$27,237	$30,267	$34,601	$35,482	$84,158	$101,347

Noninterest Expense	$15,350	$14,388	$14,183	$15,203	$14,157	$43,921	$41,417
Less: Amortization of Tax Credit Investments	(113)	(114)	(114)	(114)	(114)	(341)	(294)
Total Operating Noninterest Expense	$15,237	$14,274	$14,069	$15,089	$14,043	$43,580	$41,123

Pre-Provision Net Revenue	$11,417	$12,963	$16,198	$19,512	$21,439	$40,578	$60,224

Plus:
Non-Operating Revenue Adjustments	493	50	243	30	—	786	52
Less:
Provision (Recovery of) for Credit Losses	(600)	50	625	1,500	1,500	75	6,200
Non-Operating Expense Adjustments	113	114	114	114	114	341	294
Provision for Income Taxes	2,768	3,033	4,060	4,193	5,312	9,861	14,125
Net Income	$9,629	$9,816	$11,642	$13,735	$14,513	$31,087	$39,657

Average Assets	$4,504,937	$4,483,662	$4,405,234	$4,251,345	$3,948,201	$4,464,974	$3,736,783
Pre-Provision Net Revenue Return on Average Assets	1.01%	1.16%	1.49%	1.82%	2.15%	1.22%	2.15%

Core Net Interest Margin
Net Interest Income (Tax-equivalent Basis)	$25,822	$26,280	$28,947	$33,260	$34,417	$81,049	$97,661
Less: Loan Fees	(914)	(941)	(998)	(1,100)	(1,400)	(2,853)	(5,173)
Less: PPP Interest and Fees	(2)	(3)	(2)	(48)	(96)	(7)	(922)
Core Net Interest Income	$24,906	$25,336	$27,947	$32,112	$32,921	$78,189	$91,566

Average Interest Earning Assets	$4,416,424	$4,395,050	$4,323,706	$4,177,644	$3,871,896	$4,378,733	$3,659,755
Less: Average PPP Loans	(828)	(913)	(999)	(1,109)	(2,424)	(913)	(9,575)
Core Average Interest Earning Assets	$4,415,596	$4,394,137	$4,322,707	$4,176,535	$3,869,472	$4,377,820	$3,650,180
Core Net Interest Margin	2.24%	2.31%	2.62%	3.05%	3.38%	2.39%	3.35%

Efficiency Ratio
Noninterest Expense	$15,350	$14,388	$14,183	$15,203	$14,157	$43,921	$41,417
Less: Amortization of Intangible Assets	(9)	(34)	(48)	(48)	(48)	(91)	(143)
Adjusted Noninterest Expense	$15,341	$14,354	$14,135	$15,155	$14,109	$43,830	$41,274
Net Interest Income	25,421	25,872	28,567	32,893	34,095	79,860	96,805
Noninterest Income	1,726	1,415	1,943	1,738	1,387	5,084	4,594
Less: Gain (Loss) on Sales of Securities	—	(50)	56	(30)	—	6	(52)
Adjusted Operating Revenue	$27,147	$27,237	$30,566	$34,601	$35,482	$84,950	$101,347
Efficiency Ratio	56.5%	52.7%	46.2%	43.8%	39.8%	51.6%	40.7%

Bridgewater Bancshares, Inc. and Subsidiaries

Non-GAAP Financial Measures

(dollars in thousands) (unaudited)

	For the Three Months Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(dollars in thousands)	2023	2023	2022	2022	2022	2023	2022

Tangible Common Equity and Tangible Common Equity/Tangible Assets
Total Shareholders' Equity	$415,960	$409,126	$402,006	$394,064	$382,007
Less: Preferred Stock	(66,514)	(66,514)	(66,514)	(66,514)	(66,514)
Total Common Shareholders' Equity	349,446	342,612	335,492	327,550	315,493
Less: Intangible Assets	(2,823)	(2,832)	(2,866)	(2,914)	(2,962)
Tangible Common Equity	$346,623	$339,780	$332,626	$324,636	$312,531

Total Assets	$4,557,070	$4,603,185	$4,602,899	$4,345,662	$4,128,987
Less: Intangible Assets	(2,823)	(2,832)	(2,866)	(2,914)	(2,962)
Tangible Assets	$4,554,247	$4,600,353	$4,600,033	$4,342,748	$4,126,025
Tangible Common Equity/Tangible Assets	7.61%	7.39%	7.23%	7.48%	7.57%

Tangible Book Value Per Share
Book Value Per Common Share	$12.47	$12.25	$12.05	$11.80	$11.44
Less: Effects of Intangible Assets	(0.10)	(0.10)	(0.10)	(0.11)	(0.11)
Tangible Book Value Per Common Share	$12.37	$12.15	$11.95	$11.69	$11.33

Return on Average Tangible Common Equity
Net Income Available to Common Shareholders	$8,616	$8,802	$10,629	$12,721	$13,500	$28,047	$36,617

Average Shareholders' Equity	$414,047	$406,347	$403,533	$387,589	$384,020	$408,014	$382,834
Less: Average Preferred Stock	(66,514)	(66,514)	(66,514)	(66,514)	(66,514)	(66,514)	(66,514)
Average Common Equity	347,533	339,833	337,019	321,075	317,506	341,500	316,320
Less: Effects of Average Intangible Assets	(2,828)	(2,846)	(2,894)	(2,941)	(2,989)	(2,856)	(3,036)
Average Tangible Common Equity	$344,705	$336,987	$334,125	$318,134	$314,517	$338,644	$313,284
Return on Average Tangible Common Equity	9.92%	10.48%	12.90%	15.86%	17.03%	11.07%	15.63%